Exhibit 99.06

ACTION BY
UNANIMOUS WRITTEN CONSENT
OF
THE BOARD OF DIRECTORS
OF
SOFTNET TECHNOLOGY CORP.,
a Nevada corporation

September 12, 2006

          The undersigned, constituting all of the duly elected, acting and qualified members of the Board of Directors (“Board”) of SoftNet Technology Corp., a Nevada corporation (the “Corporation”), acting pursuant to the governing documents of the Corporation and the applicable sections of the Nevada Corporations Code, hereby consent to and adopt the following preambles and resolutions effective as the of the date above:

Sale and issuance of shares of Series A Preferred Stock
to management and key employees of the Corporation

          WHEREAS, the Board approved a certain Agreement and Plan of Reorganization (the “Agreement”) by and between this Corporation and InsPara Networking Technologies, Inc., a Delaware corporation (“InsPara”), which provided for the merger of InsPara with and into the Corporation, as more fully described in the Agreement (the “Merger”), whereby a new management team and organizational structure of the Corporation was created;

          WHEREAS, the Merger closed on January 18, 2006;

          WHEREAS, the Corporation currently has 5,000,000 shares of Class A Series Preferred Stock authorized and no shares are currently outstanding;

          WHEREAS, the Corporation seeks to establish the voting and conversion rights associated with the Series A Preferred stock to be a conversion rate of 50 shares of Class A Common Stock for each share of Series A Preferred stock, which shall conditionally vest in the future, and voting rights of 200 votes for each share of Series A Preferred stock; and

          WHEREAS, the Corporation desires to reward the management and key employees of the Corporation with Series A Preferred Stock of the Corporation.

          NOW THEREFORE, BE IT RESOLVED, that the issuance of up to 5,000,000 shares of the Corporation’s Series A Preferred stock to be sold to management and key employees of the Corporation at par value ($.001 per share) is hereby authorized and approved for the purposes set forth herein.

          RESOLVED FURTHER, that the issuance of the Class A Series Preferred Stock authorized herein in the manner and amount as set forth on the scheduled annexed hereto.

          RESOLVED FURTHER, that prior to the issuance of any shares as set forth herein, the purchasing members of the management team and key employees shall complete and deliver to the Corporation a Subscription Agreement, in a form acceptable the Corporation, together with payment for the Series A Preferred Stock.

          RESOLVED FURTHER, the vesting of the conversion rights of the Series A Preferred Stock shall be as follows: (i) holders of the Series A Preferred stock shall be permitted to, but are not required to, to convert, pro rata, up to 50% of the Series A Preferred Stock held by such holder at such time as the Corporation’s actual gross annual revenue run rate, based on three consecutive months of results, reaches $10,000,000; (ii) holders of the Series A Preferred stock shall be permitted to, but are not required to, convert, pro rata, up to an additional 25% of the Series A Preferred Stock held by such holder at such time as the Corporations actual gross annual revenue run rate, based on three consecutive months of results, reaches $15,000,000: (iii) holders of the Series A Preferred stock shall be permitted to, but are not required to, convert, pro rata, up to an additional 12.5% of the Series A Preferred Stock held by such holder at such time as the Corporations actual gross annual revenue run rate, based on three consecutive months of results, reaches $17,500,000; and (iv) holders of the Series A Preferred stock shall be permitted to, but are not required to, convert, pro rata, up to an additional 12.5% of the Series A Preferred Stock held by such holder at such time as the Corporations actual gross annual revenue run rate, based on three consecutive months of results, reaches $20,000,000.  Prior to the Corporation attaining annual revenue run rate, based on three consecutive months of results, in the amount of $10,000,000, no vesting right shall accrue on the Series A Preferred Stock.

          RESOLVED FURTHER, the vesting of the conversion rights of the Series A Preferred Stock shall occur immediately upon any change in management or control of the Corporation, including any change as the result of any sale, merger or restructuring.

          NOW, THEREFORE, BE IT RESOLVED, that the officers of this Corporation, and each of them acting alone or together, are hereby authorized, empowered and directed, for and on behalf of this Corporation to take or cause to be taken any and all actions including, without limitation, the execution, acknowledgement, filing and delivery of any and all papers, documents, agreements and certificates, as the officers of this Corporation may deem necessary or advisable to carry out and effectuate the resolutions contained herein.

          IN WITNESS WHEREOF, the members of the Board have executed this Resolution as of the date set forth above.

                                                                                                    By:______________________________
                                                                                                                     James M. Farinella

                                                                                                    By:               ABSTAINED
                                                                                                                             Kevin Holt